Exhibit 99.1

VIA EMAIL

January 10, 2025

Vacasa, Inc.
850 NW 13th Avenue
Portland, OR 097209
Attention: Board of Directors

To Vacasa, Inc:

Effectively immediately, I resign as Director of Vacasa, Inc.

Sincerely,

/s/ Alan Liu
Alan Liu